UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)
(901) 522-9300
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, MRI Interventions, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with David W. Carlson, the Company’s Chief Financial Officer. The Employment Agreement replaces and supersedes Mr. Carlson’s prior employment agreement, which was previously disclosed in a Current Report on Form 8-K filed by Company on June 21, 2012.

The principal terms of the Employment Agreement are summarized below:

Term. Under the Employment Agreement, Mr. Carlson’s employment may be terminated by the Company or Mr. Carlson upon written notice to the other party.

Compensation. Mr. Carlson’s base salary is $260,000, which is subject to adjustment at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), subject to certain limitations. Mr. Carlson is entitled to receive a one-time retention bonus of $250,000 (the “Retention Bonus”), of which $83,333 will be payable on December 31, 2014, and $166,667 will be payable on July 31, 2015 (the “Eligibility Date”), subject to Mr. Carlson remaining continuously employed by the Company as of those dates, and subject to certain repayment obligations as described in the Employment Agreement. As of the Eligibility Date, Mr. Carlson will also become fully vested in his outstanding stock options.

In addition, under the Employment Agreement, Mr. Carlson is: (i) eligible to participate in equity and other incentive compensation plans from time to time in effect for the Company’s executives and/or employees generally, upon terms and conditions determined by the Compensation Committee; and (ii) entitled to participate in any insurance and welfare benefit plan from time to time in effect for the Company’s executives and/or employees generally, subject to the eligibility provisions of that plan.

If, on or prior to the Eligibility Date, the Company terminates the employment of Mr. Carlson without cause or if Mr. Carlson terminates his employment for good reason, as those terms are defined in the Employment Agreement, then Mr. Carlson will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his base salary in effect on the termination date, less any Retention Bonus paid to Mr. Carlson; and (iii) reimbursement of business expenses he incurred as of the termination date. In addition, if the Company terminates Mr. Carlson’s employment without cause or he terminates his employment for good reason, in either case on or prior to the Eligibility Date, any unvested stock options and restricted stock previously granted to him will become fully vested on the termination date and, in the case of stock options, will be exercisable until the final expiration date provided for in the applicable award agreement (collectively, the “Equity Award Terms”).

If the Company terminates the employment of Mr. Carlson following the Eligibility Date without cause or if Mr. Carlson terminates his employment for good reason, as those terms are defined in the Employment Agreement, then Mr. Carlson will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) reimbursement of business expenses he incurred as of the termination date; and (iii) the Equity Award Terms.

If the Company terminates Mr. Carlson’s employment with cause or if he terminates his employment voluntarily, as those terms are defined in the Employment Agreement, then Mr. Carlson will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) reimbursement of business expenses he incurred as of the termination date; and (iii) the Equity Award Terms, subject to adjustments on accelerated vesting and extended option exercise periods if such termination occurs prior to the Eligibility Date.

Change of Control Payments. Upon a change of control involving a sale transaction, as those terms are defined in the Employment Agreement, any unvested stock options and restricted stock previously granted to Mr. Carlson will become fully vested, and Mr. Carlson will receive a bonus in the amount of $315,000. In addition, if the Company terminates Mr. Carlson’s employment without cause, or if Mr. Carlson terminates his employment for good reason, in either case prior to the Eligibility Date and within two months prior to or within 9 months following the sale transaction, then Mr. Carlson will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) the “COC Multiplier” (defined below) times his base salary in effect on the termination date; (iii) the COC Multiplier times the greater of the average of his highest two bonuses paid in the previous three years or his current year target bonus, if any; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.

The COC Multiplier is based on the value of the sale transaction and is determined as follows:

Value of Sale Transaction	COC Multiplier
Less than $30,000,000	0
$30,000,000-$49,999,999.99	0.5
$50,000,000-$69,999,999.99	0.75
$70,000,000-$89,999,999.99	1.0
$90,000,000-$109,999,999.99	1.25
$110,000,000 or more	1.5

Upon a change of control not involving a sale transaction, any unvested stock options and restricted stock previously granted to Mr. Carlson will become fully vested. In addition, if the Company terminates Mr. Carlson’s employment without cause, or if Mr. Carlson terminates his employment for good reason, in either case prior to the Eligibility Date and within two months prior to or within 9 months following the change of control, then Mr. Carlson will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) two times his base salary in effect on the termination date; (iii) two times the greater of the average of his two highest bonuses paid in the previous three years or his current year target bonus, if any; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.

Non-Competition; Non-Solicitation; Confidentiality; Assignment of Inventions. In connection with the Employment Agreement, Mr. Carlson also entered into a confidentiality agreement and non-compete agreement, which agreements impose on him customary restrictive covenants prohibiting the disclosure of the Company’s confidential information, requiring Mr. Carlson to assign inventions discovered in the scope of his employment to the Company, prohibiting him from competing with the Company during the term of his employment and for one year following the termination of his employment, and prohibiting him from soliciting the Company’s employees, consultants and contractors during the term of his employment and for two years following the termination of his employment.

The foregoing description of the terms of the Employment Agreement is only a summary and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date: September 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and David W. Carlson, entered into on September 12, 2014